UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 7, 2017 (April 3, 2017)

VITAXEL GROUP LIMITED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-201365	30-0803939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Wisma Ho Wah Genting, No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	603.2143.2889

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Chief Financial Officer

On April 3, 2017, we appointed Ng Kar Woh (“Mr. Ng”), age 37, to serve as the Chief Financial Officer of Vitaxel Group Limited (“Vitaxel” or the “Company”).

Mr. Ng previously served as the Company’s Financial Controller as of February 6, 2017 and was promoted to Chief Financial Officer of the Company on April 3, 2017. Prior to working with the Company, Mr. Ng worked as the Senior Finance Manager of Askme Malaysia, an online e-commerce company from October 2015 to February 2017. From September 2014 to October 2015, Mr. Ng served as the Regional Finance Team Leader at Premiere Global Services, a telecommunication company. From August 2012 to September 2014, Mr. Ng served as the Finance Manager of AWT International Sdn Bhd, an Australian based oil and gas company. Mr. Ng holds a B.S. in accounting and finance from Curtin University Australia.

In connection with Mr. Ng’s appointment as Chief Financial Officer, Mr. Ng will receive an annual base salary of RM156,000 and will be eligible to receive three months’ worth of pay if the Company terminates him without three months prior notice.

With respect to the disclosure required pursuant to Item 401(d) of Regulation S-K, there are no family relationships between Mr. Ng and any director or executive officer of the Company, and Mr. Ng does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of the Regulation S-K.

(d) Appointment of New Directors

Effective April 3, 2017, we appointed Richard Anzalone (“Mr. Anzalone”) and Lim Wai Khoong (“Mr. Lim”), to fill the two vacancies on our Board of Directors.

There are no transactions between each of Messrs. Anzalone and Lim and the Company that would be required to be disclosed pursuant to Item 404(a) of the Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2017	VITAXEL GROUP LIMITED

	By:	/s/ Leong Yee Ming
Leong Yee Ming Chief Executive Officer